Exhibit 10.23

Summary of Director Compensation

Directors of ABIOMED who are not our employees receive an annual retainer of $36,000 or an equivalent value of our common stock, at the individual’s option. Our Lead Director receives additional annual compensation of $25,000. In addition, the Chair of our Audit Committee receives additional annual compensation of $17,500 and each member of our Audit Committee receives additional annual compensation of $7,500. The Chair of our Compensation Committee receives additional annual compensation of $10,000 and each member of our Compensation Committee receives additional annual compensation of $5,000. The Chair of our Nominating and Governance Committee receives additional annual compensation of $7,000 and each member of our Nominating and Governance Committee receives additional annual compensation of $5,000. If our Board of Directors or any of its Committees has an unusually large number of meetings in any year, our Board of Directors has the authority to pay each Director $1,200 for attendance at meetings of our Board of Directors and $1,000 for attendance at any meetings of Committees of our Board of Directors. Similarly, our Board of Directors has the authority to pay $1,000 to the Chair of our Audit Committee for attendance at meetings of our Audit Committee and $1,300 to the Chair of our Nominating and Governance Committee for attendance at meetings of our Nominating and Governance Committee.

Our non-employee directors are also eligible to receive stock options and other awards under our stock incentive plans. It is currently our policy to grant each non-employee director who continues to be a director following our annual meeting of stockholders, a performance share award in the form of restricted stock units covering 5,333 shares of our common stock, vesting annually over three years from the date of grant. It is also currently our policy to grant a stock option to purchase 25,000 shares of our common stock upon the appointment of new non-employee directors, with an exercise price of the fair market value of our common stock on the date of grant, and vesting annually over five years.

Our directors are also eligible for additional compensation in the event that they perform additional services for ABIOMED in excess of the normal time commitments we expect of our directors.